1940 Act File No. 811-08375

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     X



    Amendment No. _ 2_ .....................................        X



                               DEUTSCHE PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                          P.O. Box 501 Cardinal Avenue
                        Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

                                 (416) 216-4293
                         (Registrant's Telephone Number)

Victor R. Siclari, Esq.             Copies to:  John T. Bostelman, Esq.
Federated Investors Tower                       Sullivan & Cromwell
1001 Liberty Avenue                             125 Broad Street
Pittsburgh, PA 15222-3779                       New York, NY 10004
(Name and Address of Agent for Service)

                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.











Deutsche Portfolios
----------------------------------------------------------------------------

Top 50 World Portfolio (US Dollar)

Top 50 Europe Portfolio (US Dollar)

Top 50 Asia Portfolio (US Dollar)

Top 50 US Portfolio (US Dollar)

Provesta Portfolio (US Dollar)

Investa Portfolio (US Dollar)

Japanese Equity Portfolio (US Dollar)

Global Bond Portfolio (US Dollar)

European Bond Portfolio (US Dollar)


PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.

Deutsche Portfolios (the "Trust") is a non-diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 20, 1997.

   Beneficial interests in the Trust are divided into separate series, each having distinct investment objectives and policies. The Top 50 World Portfolio (US Dollar), Top 50 Europe Portfolio (US Dollar), Top 50 Asia Portfolio (US Dollar) and Top 50 US Portfolio (US Dollar) (collectively, the "Top 50 Portfolios"); Provesta Portfolio (US Dollar), Investa Portfolio (US Dollar) and Japanese Equity Portfolio (US Dollar) (and, together with the Top 50 Portfolios, the "Equity Portfolios"); and Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar) (collectively, the "Bond Portfolios") (collectively, with the Equity Portfolios, the "Portfolios") are described herein. Information regarding the US Money Market Portfolio (US Dollar), another series of the Trust, is described in a separate Part A and B. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio is managed by Deutsche Fund Management, Inc. ("DFM" or the "Manager"), a registered investment adviser and an indirect subsidiary of Deutsche Bank AG, a major global financial institution.

The investment objective(s) of each Portfolio follow:

PROVESTA PORTFOLIO (US DOLLAR) ("PROVESTA PORTFOLIO")

This Portfolio seeks primarily to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing primarily in the equity securities of issuers located in European countries, including those which are member states of the European Union, those which are party to the Convention on the European Economic Area ("CEEA"), Switzerland, Slovakia, Czech Republic and Hungary.

The Provesta Portfolio seeks investment in companies which the Adviser (as defined herein) believes may grow at a higher rate than the average of other European companies. These anticipated higher growth rates may cause the performance of the Portfolio to be more volatile than that of other equity portfolios. See "Risk Factors".

Under normal circumstances, at least 65% of the Portfolio's total assets are invested in European equity securities issued by companies with market capitalizations of between $115 million and $19 billion.

INVESTA PORTFOLIO (US DOLLAR) ("INVESTA PORTFOLIO")

This Portfolio also seeks primarily to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing primarily in the equity securities of German companies.

Under normal circumstances, at least 65% of the Portfolio's total assets are invested in equity securities issued by German issuers. In pursuing the Portfolio's objectives, the Adviser will emphasize German companies that have some or all of the following attributes: high market capitalization, large number of publicly held shares, high trading volume, high liquidity, financial stability, or a widely known name or product/service.

JAPANESE EQUITY PORTFOLIO (US DOLLAR) ("JAPANESE EQUITY PORTFOLIO")

This Portfolio seeks to achieve high capital appreciation. It pursues its investment objective by investing primarily in the equity securities of Japanese issuers. Under normal circumstances, at least 65% of the Portfolio's total assets are invested in equity securities issued by Japanese companies, which may include, for the purpose of meeting such 65% minimum, up to 5% of the total assets in securities that grant the right to acquire Japanese securities.

TOP 50 WORLD PORTFOLIO (US DOLLAR) ("TOP 50 WORLD PORTFOLIO")

This Portfolio also seeks primarily to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing at least 65% of its total assets in equity securities. In selecting securities for the Portfolio, emphasis will be placed on international diversification. While there are no specific percentage limitations on investments in any single country, the Portfolio generally expects to maintain a significant investment in at least three regions around the world-- e.g., Europe, North America, Asia, etc.

The Portfolio invests in companies with a strong market position, which are globally competitive, have outstanding growth potential and offer above-average opportunities to take advantage of one or more of the following global future trends ("megatrends"):

1.  Strong population growth in emerging markets

2. Aging population in industrialized nations, leading to growing demands for the products and services of healthcare and related industries

3.  Transition to an information and communications society

4.  Growing demand for brand names

5.  Growing oil/energy consumption worldwide

TOP 50 EUROPE PORTFOLIO (US DOLLAR) ("TOP 50 EUROPE PORTFOLIO")

This Portfolio also seeks to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing at least 65% of its total assets in the equity securities of issuers located in European countries, including those which are member states of the European Union, those which are party to the CEEA, Switzerland, Slovakia, Czech Republic, and Hungary.

The Portfolio invests primarily in European companies with above-average potential for capital gain. The Adviser places strong emphasis on companies that have clear strategic goals, that concentrate on their core businesses, and whose management gives appropriate consideration to return on investment.

TOP 50 ASIA PORTFOLIO (US DOLLAR) ("TOP 50 ASIA PORTFOLIO")

This Portfolio also seeks to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing at least 65% of its total assets in the equity securities of issuers with a domicile or business focus in Asian countries, including China, Hong Kong, India, Indonesia, Japan, South Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand. A company has its business focus in Asia when the majority of its profits or sales are made there.

In selecting securities for the Portfolio, the Adviser will seek companies with some or all of the following attributes: strong prospects for medium-term growth, solid market position, with favorable financial performance and indicators, and high quality management whose aim is toward longer-term earnings, with a strategic view of their companies and markets.

TOP 50 US PORTFOLIO (US DOLLAR) ("TOP 50 US PORTFOLIO")

This Portfolio also seeks to achieve high capital appreciation, and as a secondary objective, reasonable dividend income. It pursues its investment objectives by investing at least 65% of its total assets in the equity securities of issuers domiciled or headquartered in the United States. These companies may also conduct a substantial part of their business outside the United States.

The Portfolio will invest primarily in companies that dominate their markets and maintain a leadership position through the combination of management talent, product or service differentiation, economies of scale and financial strength. These companies, in the opinion of the Adviser, are aggressive and tenacious companies, generally referred to as "Bulldogs," that are leading-edge U.S. corporations and have a "no holds barred" attitude geared toward market share dominance.

The investment style of the Portfolio will also place great emphasis on the market valuation of a company's earnings (i.e., P/E ratio), as well as the predictability and durability of its earnings growth. The analysis of industry trends will also play an important part in the portfolio management process.

Although the assets of the Portfolio are invested primarily in common stocks, other securities with equity characteristics may be purchased, including securities convertible into common stock, and warrants. The Portfolio may participate in initial public offerings from time to time and may only invest in publicly traded securities.

TOP 50 PORTFOLIOS

The number of issuers of equity securities held in each Top 50 Portfolio is generally fifty. Each of these Portfolios generally invests only in those companies that the portfolio managers consider to be of outstanding quality in their particular field. In selecting the fifty issuers, the Adviser will emphasize some or all of the following attributes:

    strong market position within its respective market

    profitability, predictability and duration of earnings growth, reflected in sound balance sheet ratios and financial statements high quality of management with an orientation toward strong, long-term earnings long-range strategic plans in place

    generally publicly held with broad distribution of financial information related to the company's operations

Companies selected for each Top 50 Portfolio will be monitored on a consistent basis to detect risk in the form of possible changes in their earnings outlook and/or financial condition. The Adviser will monitor the annual and interim financial statements of a broad universe of companies, conduct sector and industry analysis and maintain company contact, including company visits and attendance at company meetings and analyst presentations. In addition, the Adviser will assess macroeconomic and stock market conditions in the various countries in which the companies held in each of these Portfolios are domiciled or have their primary stock market listings.

The Adviser will consider the geographic market focus of each Top 50 Portfolio in considering companies proposed for investment, which may cause modest differences in style or investment approach among each of the Top 50 Portfolios.

GLOBAL BOND PORTFOLIO (US DOLLAR) ("GLOBAL BOND PORTFOLIO")

This Portfolio seeks to achieve steady, high income. It pursues its investment objective by investing primarily in the fixed income securities (including convertible bonds and bonds with warrants) of issuers worldwide.

Under normal circumstances, at least 65% of the Portfolio's total assets are invested in bonds and the Portfolio will include securities of issuers organized in at least three different countries.

EUROPEAN BOND PORTFOLIO (US DOLLAR) ("EUROPEAN BOND PORTFOLIO")

This Portfolio also seeks to achieve steady, high income. It pursues its investment objective by investing primarily in the fixed income securities of European issuers. Under normal circumstances, at least 65% of the Portfolio's total assets are invested in fixed income securities and the Portfolio will include securities issued by European issuers.

Each of the Global Bond Portfolio's and the European Bond Portfolio's investment in equity securities will not exceed 25% of its net assets. For purposes of the foregoing investment policies, the term "bonds" includes all fixed income securities.

Because each Portfolio is classified as "non-diversified" under the 1940 Act, the performance of each Portfolio may be subject to greater fluctuation than that of a diversified investment company. See "Fundamental Investment Restrictions" below.

The investment objective of each Portfolio is a fundamental policy and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. However, the investment policies as described below are not fundamental policies and may be changed without such approval.

Additional information about the investment policies of each Portfolio appears in Part B. There can be no assurance that the investment objective(s) any of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives and policies and risk factors associated with investments in the Portfolios from the sections entitled "Investment Objective, Policies and Restrictions," "Risk Factors," "Appendix A," and "Appendix B" in the Top 50 World Fund's, Top 50 Europe Fund's, Top 50 Asia Fund's, Top 50 US Fund's, European Mid-Cap Fund's, German Equity Fund's, Japanese Equity Fund's, Global Bond Fund's, and European Bond Fund's (the "Feeder Funds") prospectuses contained in the registration statement on Form N-1A (File No. 333-07008), as amended, of Deutsche Funds, Inc. (the "Feeder Funds' Prospectuses").

Item 5. Management of the Trust.

   Deutsche Fund Management, Inc. is the investment manager of the Portfolios. DFM has retained the services of DWS International Portfolio Management GmbH ("DWS Adviser") as the investment adviser of each Portfolio, except the Top 50 US Portfolio. DFM has retained the services of Deutsche Bank Securities Inc. ("DBSI") as investment adviser of the Top 50 US Portfolio ("DMGIM Adviser") as the investment adviser of Top 50 US Portfolio (collectively with the DWS Adviser, the "Advisers" and severally as the context may require, the "Adviser"). DFM and the Advisers are indirect subsidiaries of Deutsche Bank AG. Federated Services Company is the operations agent of the Portfolios (the "Operations Agent"). IBT Fund Services (Canada) Inc. is the fund accounting agent of the Portfolios. IBT Trust Company (Cayman) Ltd. is the administrative agent of the Portfolios. Investors Bank & Trust Company is the custodian of the Portfolios ("Custodian"). The Board of Trustees of the Trust provide broad supervision over the affairs of the Portfolios. A majority of the Trust's Trustees are not affiliated with the Manager or the Advisers.
For further information about the Trustees of the Trust, see Item 14 in Part B.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Corporation and the Portfolio Trust" in the Feeder Funds' Prospectuses.

Item 6.  Capital Stock and Other Securities.

The Trust is organized under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. The Trust's Declaration of Trust provides that each investor in a Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently the Trust has ten series.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio its investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

   The net asset value of each Portfolio is determined each day on which the New York Stock Exchange Inc. ("NYSE") is open for trading ("Portfolio Business Day"). For the Top 50 Portfolio, Top 50 Asia Portfolio, Provesta Portfolio, Investa Portfolio, Japanese Equity Portfolio and European Bond Portfolio, this determination is made as of the close of regular trading on the NYSE which is currently 4:00 p.m., New York time, or in the event that the NYSE closes early, at the time of such early closing (the "Valuation Time"). The net asset value of the Top 50 US Portfolio is determined as of the close of regular trading on the NYSE, (generally 4:00 p.m. U.S. Eastern time), and the net asset value of the Top 50 World Portfolio and Global Bond Portfolio is determined as of the close of regular trading on the NYSE, (generally 4:00 p.m. U.S. Eastern time), but no earlier than the latest close of regular trading on any European securities exchanges on which such Portfolio's portfolio securities may trade.

Each investor in the Portfolios may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading. At 4:00 p.m., New York time on each such business day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following business day of the Portfolio.

The end of each Portfolio's fiscal year is August 31.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of each Portfolio) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Portfolio.

Investor inquiries may be directed to: 416-216-4293

Item 7. Purchase of Securities Being Offered.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolios may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by a Portfolio. The net asset value of a Portfolio is determined each Portfolio Business Day.

There is no minimum initial or subsequent investment in a Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Registrant incorporates by reference information concerning the brokerage of the Portfolios from the section entitled "Management of the Corporation and the Portfolio Trust -- Portfolio Brokerage" in the Feeder Funds' Prospectuses.

Item 8. Redemption or Repurchase.

An investor in the Portfolios may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolios in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

Item 9.  Pending Legal Proceedings.

Not applicable.













Deutsche Portfolios
----------------------------------------------------------------------------

Top 50 World Portfolio (US Dollar)

Top 50 Europe Portfolio (US Dollar)

Top 50 Asia Portfolio (US Dollar)

Top 50 US Portfolio (US Dollar)

Provesta Portfolio (US Dollar)

Investa Portfolio (US Dollar)

Japanese Equity Portfolio (US Dollar)

Global Bond Portfolio (US Dollar)

European Bond Portfolio (US Dollar)


PART B

Item 10.  Cover Page.

Not applicable.

Item 11.  Table of Contents.

General Information and History......................1

Investment Objective and Policies....................1

Management of the Trust..............................2

Control Persons and Principal Holders of Securities..2

Investment Advisory and Other Services...............3

Brokerage Allocation and Other Practices.............3

Capital Stock and Other Securities...................3

Purchase, Redemption and Pricing of Securities Being Offered      4

Tax Status...........................................4

Underwriters.........................................5

Calculations of Performance Data.....................5

Financial Statements.................................5

Item 12.  General Information and History.

Not applicable.

Item 13.  Investment Objective and Policies.

Part A contains additional information about the investment objectives and policies of the Top 50 World Portfolio (US Dollar) ("Top 50 World Portfolio"), Top 50 Europe Portfolio (US Dollar) ("Top 50 Europe Portfolio"), Top 50 Asia Portfolio (US Dollar) ("Top 50 Asia Portfolio"), Top 50 US Portfolio (US Dollar) ("Top 50 US Portfolio"), Provesta Portfolio (US Dollar)("Provesta Portfolio"), Investa Portfolio (US Dollar)("Investa Portfolio"), Japanese Equity Portfolio (US Dollar)("Japanese Equity Portfolio"), Global Bond Portfolio (US Dollar)("Global Bond Portfolio") and European Bond Portfolio (US Dollar)("European Bond Portfolio") (collectively, the "Portfolios"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolios from the sections entitled "Investment Objective and Policies," "The German Securities Markets," "Japanese Equity Securities Markets," "Investment Restrictions," and "Appendix B" in the Statement of Additional Information for Top 50 World Fund, Top 50 Europe Fund, Top 50 Asia Fund, Top 50 US Fund, European Mid-Cap Fund, German Equity Fund, Japanese Equity Fund, Global Bond Fund, and European Bond Fund (collectively, the "Feeder Funds") contained in the registration statement on Form N-1A (File No. 333-07008), as amended, of Deutsche Funds, Inc. (the "Feeder Funds' SAI").

Item 14.  Management Of The Trust.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Directors, Trustees, and Officers" in the Feeder Funds' SAI.
Item 15. Control Persons and Principal Holders of Securities.

   As of August 26, 1998, the following funds owned more than 5% of the outstanding beneficial interests in each of the Portfolios:

 ......                                                      Percentage
        Owner of Beneficial Interest            Portfolio   Ownership

        Deutsche European Mid-Cap Fund and        Provesta Portfolio    55.4%
        DB European Mid-Cap Fund                               44.6%

        DB German Equity Fund and   Investa Portfolio          81.8%
        Deutsche German Equity Fund                            18.2%

        DB Japanese Equity Fund and      Japanese Equity Portfolio      83.3%
        Deutsche Japanese Equity Fund                             16.7%

        DB Global Bond Fund                    Global Bond Portfolio  97.4%

        DB European Bond Fund                 European Bond Portfolio  98.4%
        DB Top 50 World                       Top 50 World Portfolio  97.2%

        DB Top 50 Europe and        Top 50 Europe Portfolio    77.8%
        Deutsche Top 50 Europe                                 22.2%

        DB Top 50 Asia                     Top 50 Asia Portfolio   99.4%

        DB Top 50 US and            Top 50 US Portfolio        83.5%
        Deutsche Top 50 US                                     16.5%

So long as each majority owner controls its corresponding Portfolio, the majority owner may take actions without the approval of any other holder of beneficial interest in the Portfolio.

Each investor has informed its corresponding Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

Item 16. Investment Advisory and Other Services.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolios from the sections entitled "Manager," "Adviser," "Operations Agent," "Administrative Agent," "Transfer Agent, Custodian and Fund Accountant," and "Independent Accountants" in the Feeder Funds' SAI, and the section entitled "Expenses" in the Feeder Funds' Prospectuses.

Item 17. Brokerage Allocation and Other Practices.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Portfolio Transactions" in the Feeder Funds' SAI.

Item 18. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees of the Trust by written notice to its investors.

The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investors in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

Item 19. Purchase, Redemption and Pricing of Securities Being Offered.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Each Portfolio determines its net asset value once daily on Monday through Friday as described under "Capital Stock and Other Securities" in Part A. Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Funds' SAI.

Item 20. Tax Status.

The Trust is organized as a New York trust. Under the anticipated method of operation of the Trust, the Portfolios will not subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

   The Trust's taxable year-end is August 31. Although, as describe above, each Portfolio will not be subject to federal income tax, the Trust will file appropriate income tax returns with respect to each Portfolio.

It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

Gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time a Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time a Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by a Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss. These gains and losses increase or decrease the amount of a Portfolio's net investment income available for distribution rather than its net capital gains.

Forward currency contracts, options and futures contracts entered into by a Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by a Portfolio on forward currency contracts, options and futures contracts or on the underlying securities.

FOREIGN TAXES. The Portfolios may be subject to foreign withholding and other taxes with respect to income received from sources within certain foreign countries.

A Portfolio's gains and losses from the sale of securities will generally be treated as derived from U.S. sources, however, and certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source "passive income," such as the portion of dividends received from a Portfolio that qualifies as foreign source income. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

FOREIGN INVESTORS. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust or estate, foreign corporation or foreign partnership (a "foreign investor") will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the investor, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to U.S. tax unless the allocations are effectively connected with the investor's trade or business in the United States or, in the case of an investor who is a non-resident alien individual, the investor was present in the United States for more than 182 days during the taxable year and certain other conditions are met.

The foregoing discussion is based on U.S. federal tax laws in effect on the date hereof. These laws are subject to change by legislative or administrative action, possibly with retroactive effect.

Item 21. Underwriters.

The exclusive placement agent for the Trust is Edgewood Services, Inc. which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 22. Calculation of Performance Data.

   Registrant incorporates by reference the information from the "Performance Data" section of the Feeder Funds' SAI.

Item 23. Financial Statements.

Registrant incorporates by reference the financial statements of the Portfolios from the sections entitled "Deutsche Portfolios Statement of Assets & Liabilities," "Deutsche Portfolios Notes to Financial Statement," and "Report of Independent Accountants" in the Feeder Funds' SAI.









PART C.     OTHER INFORMATION
Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and 24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS.
      (a)   Financial Statements:
            Incorporated herein by reference to the Semi-Annual Reports and Supplements to Prospectuses, dated April 30, 1998, pursuant to Rule 411 under the Securities Act of 1933
            (File Nos. 333-7008 and 811-8227)
      (b)   Exhibits
      (1)   Amended and Restated Declaration of Trust; (1)
      (2)   By-Laws of the Registrant; (1)
      (3)   Not applicable
      (4)   Not applicable
      (5)   (i)   Conformed copy of Investment Management Agreement
                  betweenRegistrant and Deutsche Fund Management, Inc.
                  ("DFM");+
            (ii)  Conformed copy of Investment Advisory Agreement
                  between DFM, DWS International Portfolio Management
                  GmbH and Deutsche Morgan Grenfell Investment
                  Management Inc.; +
      (6)   Not applicable
      (7)   Not applicable
      (8)   (i)   Conformed copy of Custodian Agreement between the
                  Registrant and Investors Bank & Trust Company; +
      (9)   (i)   Conformed copy of Fund Accounting Agreement between
                  the Registrant and IBT Fund Services (Canada) Inc.; +
            (ii) Conformed copy of Administration Agreement between the Registrant and IBT Trust Company (Cayman), Ltd.; + (iii) Conformed copy of Operations Agency Agreement between the Registrant and Federated Services Company; (2) (iv) Conformed copy of Exclusive Placement Agency Agreement between the Registrant and Edgewood Services, Inc.;(2)
      (10)  Not applicable
      (11)  Not applicable
      (12)  Not applicable
      (13)  Investment representation letters of initial investors; (1)
-------------------------------
+ All exhibits have been filed electronically
1.    Incorporated by reference to Amendment No. 1 to Registrant's
      Registration Statement as filed with the Commission on September 23, 1997.
2.    Incorporated by reference to Amendment No. 2 to Registrant's
      Registration Statement as filed with the Commission on April 30, 1998.
      (14)  Not applicable
      (15)  Not applicable
      (16)  Not applicable
      (17) Financial Data Schedules; (2) (18) Not applicable (19) Conformed copy of Power of Attorney; +


ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.



      As of June 22, 1998, Federated Administrative Services, a Delaware business trust, owned 28.07%, 65.87%, 52.53% and 100% of the outstanding shares of Deutsche Top 50 Asia, Deutsche Japanese Equity Fund, Deutsche European Bond Fund, and Deutsche Institutional U.S. Money Market Fund, respectively. Federated Administrative Services, may, therefore, be deemed to control the Registrant. The following entities may therefore be deemed to be under common control with these Registrants:

Advanced Information Services, a Delaware business trust Edgewood Services, Inc., a New York corporation Federated Bank and Trust, a New Jersey bank Federated Shareholder Services Company, a Delaware business trust Retirement Plan Services Company of America, a Delaware business trust Federated Administrative Services, Inc., a Pennsylvania corporation FS Holdings Inc., a Delaware corporation Federated Services Company, a Pennsylvania corporation FII Holdings Inc., a Delaware corporation Federated Shareholder Services, a Delaware business trust FFSI Insurance Agency Inc., a Massachusetts corporation Federated Investors Insurance Inc., a Pennsylvania corporation
Federated International Management Limited, an Irish limited liability company Federated Global Research Corp., a Delaware corporation
Federated Investment Counseling, a Delaware business trust
Federated Research, a Delaware business trust
Federated Management, a Delaware business trust
Federated Research Corp., a Maryland corporation
Federated Advisers, a Delaware business trust
Federated Investors Building Corp., a Pennsylvania corporation
Federated Financial Services, Inc., a Pennsylvania corporation
Federated Funding 1997-1, Inc.
Federated Securities Corp., a Pennsylvania corporation
Exchange Fund Research Corp., a Pennsylvania corporation
Federated Investors Management Company, a Pennsylvania corporation
Federated Investors, Inc., a Pennsylvania corporation
Passport Research, Ltd.
-------------------------------
+ All exhibits have been filed electronically
2.    Incorporated by reference to Amendment No. 2 to Registrant's
      Registration Statement as filed with the Commission on April 30, 1998.


Each listed entity is wholly owned by or wholly owned by a subsidiary of, Federated Investors, Inc., a Pennsylvania corporation. Each listed entity is included in the consolidated financial statements of Federated Investors, Inc.

As of June 22, 1998, Deutsche Bank Securities Inc., a Delaware Corporation, and a wholly owned subsidiary of Deutsche Bank AG, owned 68.92% of the outstanding shares of Deutsche Top 50 US. Deutsche Bank Securities Inc. may therefore be deemed to control Deutsche Top 50 US. The following entities, as well as the entities listed as (a), (b), (d) and (e) in response to Item 28 herein, may be deemed to be under common control with Deutsche Top 50 US.

Deutsche Bank AG
Bank 24 AG
Bonnfianz AG fur Vermogensberatung und Vermittlung
DB Gestion Sociedad Gestora de Instituciones de Inversion Colectiva, S.A.
DB Immobilien GmbH
DB Investment Management S.A. Sociedad Gerente de Fondos Comunes de Inversion DB Investment Management S.A.
DB Vida - Companhia de Seguros de Vida, S.A.
DB Vida Compania de Seguros y Reaseguros, S.A.
DB Vita Compagnia di Assicuazioni e Riassicurazioni sulla Vita S.p.A. Deutsche Bank Argentina S.A.
Deutsche Bank Bauspar-AG
Deutsche Bank Credit, S.A.
Deutsche Bank Fondi S.p.A.
Deutsche Bank Lubeck AG vormals Handelsbank
Deutsche Bank Luxembourg S.A.
Deutsche Bank Saar AG
Deutsche Bank, S.A.E.
Deutsche Bank, S.p.A.
Deutsche Bank (Suisse) S.A.
Deutsche Bank Trust Company
Deutsche Vermogensbildungsgesellschaft mbH
Deutscher Herold Allgemeine Versicherungs - AG der Deutschen Bank
Deutscher Herold Lebensversicherungs-AG der Deutschen Bank
Deutscher Herold Rechtsschutzversicherungs-AG der Deutschen Bank
DWS Deutsche Gesellschaft fur Wertpapiersparen mbH
Finanza & Futuro S.p.A.
Globale Krankenversicherungs-AG
Grunelius KG Privatbankiers
Vertriebsgesellschaft mbH der Deutschen Bank fur Privatkunden
ALD AutoLeasing D GmbH
DB Export-Leasing GmbH
DB Leasing-Sociedad de Locacao Financeria Mobiliaria, S.A.
DEBEKO Immobilien GmbH
Deutsche Bank de Bary N.V.
Deutsche Bank de Investimento, S.A.
Deutshce Bank Factoring S.p.A.
Deutsche Bank Leasing S.p.A.
Deutsche Bank Polska S.A.
Deutsche Bank Rt.
Deutsche Bank S.A. Banco Alemao
Deutsche Financial Services Corp.
Deutsche Gesellschaft fur Mittelstandsberatung mbH
Deutsche Grundbesitz-Investmentgesellschaft mbH
Deutsche Immobilien Anlagegesellschaft mbH
Deutsche Immobilien Leasing GmbH
Europaische Hypothekenbank S.A.
Frankfurter Hypothekenbank Centralboden AG
GEFA Gesellschaft fur Absatzfinanzierung mbH
GEFA-Leasing GmbH
Lubecker Hypothekenbank AG
Schiffshypothekenbank zu Lubeck AG
Deutsche Asset Management GmbH
DB Securities Sociedad de Valores y Bolsa, S.A.
Deutche Austrailia Ltd.
Deutsche Bank Canada
Deutsche Bank France S.N.C.
Deutsche Bank Gilts Ltd.
Deutsche Bank S.p.A.
Deutsche Gesellschaft fur Fondsverwaltung mbH
Deutsche Morgan Grenfell Argentina Sociedad de Bolsa S.A.
Deutsche Morgan Grenfell Asia Pacific Holdings Pte. Ltd.
Deutsche Morgan Grenfell Canada Ltd.
Deutsche Morgan Grenfell Capital Markets Ltd.
Deutsche Morgan Grenfell Financial Products Corp.
Deutsche Morgan Grenfell Futures Inc.
Deutsche Morgan Grenfell Holdings Austrailia Ltd.
Deutsche Morgan Grenfell Inc.
Deutsche Morgan Grenfell SdB S.N.C.
Deutsche Morgan Grenfell SIM S.p.A.
Deutsche Morgan Grenfell (Singapore) Ltd.
Deutsche Morgan Grenfell Trust Bank Ltd.
Deutsche Sharps Pixley Metals Ltd.
Morgan Grenfell Asset Management Ltd.
Morgan Grenfell Development Capital Holdings Ltd.
Morgan Grenfell & Co. Ltd.
Bonndata Gesellschaft fur Datenverabeitung mbH
DB Tecnologia y Servicios, A.I.E.
Deutsche Software (India) Pvt. Ltd
Gesellschaft fur Finanz-marketing mbH (GEFM)




ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

          Number of Record Holders      Title of Class    (as of June 22, 1998)

          Provesta Portfolio (US Dollar)                    2
          Investa Portfolio (US Dollar)                     2
          Japanese Equity Portfolio (US Dollar)             2
          Global Bond Portfolio (US Dollar)                 2
          European Bond Portfolio (US Dollar)               2
          Top 50 World Portfolio (US Dollar)                2
          Top 50 Europe Portfolio (US Dollar)               2
          Top 50 Asia Portfolio (US Dollar)                 2
          Top 50 US Portfolio (US Dollar)                   2
          US Money Market Portfolio (US Dollar)             2



ITEM 27. INDEMNIFICATION: (1)



ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

(a) Deutsche Fund Management, Inc. ("DFM"), DWS International Portfolio Management GmbH ("DWS-IPM") and Deutsche Bank Securities Inc. ("DBSI") are each indirect subsidiaries of Deutsche Bank AG.

(b) Deutsche Fonds Holding GmbH ("DFH"), a holding company organized under German law, 93% owned by Deutsche Bank AG; sole shareholder of DFM (since 1/97); sole shareholder of DWS-IPM (since 5/97).

(c) Deutsche Bank AG, a publicly-held global financial institution, trading on the Frankfurt Stock Exchange); sole shareholder of DFH (since 9/94).

-------------------------------
1.    Incorporated by reference to Amendment No. 1 to Registrant's
      Registration Statement as filed with the Commission on September 23, 1997.

(d) Deutsche Bank North America Holding Corp. ("DBNAH"), a holding company organized under US law, 100% owned by Deutsche Bank AG; sole shareholder of Deutsche Bank U.S. Financial Markets Holding Corporation.

(e) Deutsche Bank U.S. Financial Markets Holding Corporation, a holding company organized under US law, 100% owned by DBNAH; sole shareholder of DMGIM.

(f) Brian A. Lee, President and Managing Director of DFM (since 1/97); President and Chief Operating Officer of Deutsche Bank Trust Company ("DBTC")(prior to 1997).

(g) Christian Strenger, Chairman of the Board of Directors of DFM (since 1/97); Managing Director/Spokesman of DFH (since 9/94); Managing Director/Spokesman of DWS-IPM (since 5/97); Managing Director/Spokesman of DWS Deutsche Gesellschaft fuer Wertpapiersparen mbH ("DWS-DGW)(since 8/91).

(h) Udo Behrenwaldt, Director of DFM (since (5/97); Managing Director of DFH (since 9/94); Manager Director of DWS-IPM (since 5/97); Executive Director of DB Investment Management, S.A. (since 7/87); Managing Director of DWS-DGW (since 11/75).

(i) Holger Naumann, Director of DFM (since 1/97); Head of Participations at DWS-DGW (since 12/95); Group Strategy Department at Deutsche Bank AG (prior to 12/95).

(j) Bernd-Albrecht von Maltzan, Director of DFM (since 5/97); Divisional Board Member of Deutsche Bank AG (since 7/96); Managing Director of Deutsche Morgan Grenfell in Frankfurt and London (prior to 7/96).

(k) Michael C. Lowengrub, Treasurer of DFM (since 1/97); Treasurer of DBTC (since 4/95); Director and Comptroller - Private Banking at Deutsche Bank AG-New York Branch (since 10/92).

(l) Thomas A. Curtis, Secretary of DFM (since 1/97); Secretary of CB Management Corp. (since 2/96); Director and Counsel of Deutsche Bank AG-New York Branch (since 7/95).

(m) Axel-Guenther Benkner, Managing Director of DWS-IPM (since 5/97); Managing Director of DFH (since 9/94); Managing Director of Deutsche
      Vermoegensbildungsgesellschaft mbH (since 12/90); Managing Director of DWS-DGW (since 2/91).

(n) Heinz-Wilheim Fesser, Senior Portfolio Manager of DWS-IPM (since 5/97); Fixed Income-Global at DWS-DGW (since 12/87).

(o) Klaus Kaldmorgen, Senior Portfolio Manager of DWS-IPM (since 5/97); Equities-Global at DWS-DGW (since 12/82).

(p) Klaus Martini, Senior Portfolio Manager of DWS-IPM (since 6/97); Head of Equities - Europe at DWS-DGW (since 7/84).

(q) Elisabeth Weisenhorn, Senior Portfolio Manager of DWS-IPM (since 6/97); Head of Equities - Germany at DWS-DGW (since 11/85).

(r) Reinhold Volk, Chief Financial Officer of DWS-IPM (since 6/97); Head of Controlling at DWS-DGW (sincec 10/86).

(s) Mathias Geuckler, Chief Compliance Officer of DWS-IPM (since 6/97), Chief Compliance Officer of DWS-DGW (since 11/92).

(t) Gerhard Seifried, Chief Operations Officer of DWS-IPM (since 6/97); Head of Fund Administration at DWS-DGW (since 10/85).

(u) Guy Richard Stamberger, President, Chief Executive Officer and Director of DMGIM (since 10/94); Director of DBTC (since 4/95); Managing Director of Deutsche Bank Securities Corporation (prior to 10/94).

(v) David Alan Zornitsky, Secretary and Treasurer of DMGIM (since 10/94); Assistant Vice President at Deutsche Bank Securities Corporation (prior to 10/94).



Item 29.    Principal Underwriters:


            (a) Edgewood Services, Inc. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:
                 Deutsche Portfolios, Deutsche Funds, Inc., Excelsior Funds, Excelsior Funds, Inc., (formerly, UST Master Funds, Inc.), Excelsior Institutional Trust, Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), FTI Funds, FundManager Portfolios, Great Plains Funds, Marketvest Funds, Marketvest Funds, Inc., Old Westbury Funds, Inc., Robertsons Stephens Investment Trust, WesMark Funds and WCT Funds.

            (b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant
Lawrence Caracciolo           Director, President,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Arthur L. Cherry              Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


J. Christopher Donahue        Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Ronald M. Petnuch             Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant
Thomas P. Schmitt             Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Thomas P. Sholes              Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Ernest L. Linane              Assistant Vice President,           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


S. Elliott Cohan              Secretary,                          --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Thomas J. Ward                Assistant Secretary,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829


Kenneth W. Pegher, Jr.        Treasurer,                          --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829




ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:



Deutsche Portfolios
P.O. Box 501
Cardinal Avenue
Grand Cayman, Cayman Islands, BWI

Deutsche Fund Management, Inc.
31 West 52nd Street
New York, NY   10019
(Investment Manager)

DWS International Portfolio Management GmbH
Gruenburgweg 113-115, 60323
Frankfurt am Main, Germany
(Investment Adviser for each Portfolio, except US Money Market Portfolio (US Dollar)and Top 50 US Portfolio (US DOllar))

Deutsche Morgan Grenfell Investment Management Inc.
31 West 52nd Street
New York, NY  10019
(Investment Adviser for US Money Market Portfolio (US Dollar) and and Top 50 US Portfolio (US Dollar))

Federated Services Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
(Operations Agent)

IBT Fund Services (Canada) Inc.
One First Place
King Street West, Suite 2800
P.O. Box 231
Toronto, Ontario  M5X1C8
(Fund Accounting Agent)

IBT Trust Company (Cayman) Ltd.
P.O. Box 501
Cardinal Avenue
Grand Cayman, Cayman Islands, BWI
(Administrative Agent)


ITEM 31. MANAGEMENT SERVICES.

Not applicable.



ITEM 32. UNDERTAKINGS.

Not applicable.

                                   SIGNATURES



      Pursuant to the requirements of the Investment Company Act of 1940, Deutsche Portfolios has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in Frankfurt, Germany on the 1st day of September 1998.



                               DEUTSCHE PORTFOLIOS


By:   /s/ Christian Strenger
      Christian Strenger
      Trustee